Exhibit 99.1

Investor Contact: Dean K. Hirata	Media Contact: Ann Takiguchi Marcos
Vice Chairman & Chief Financial Officer	VP &
PR/Communications Manager
(808) 544-6882	(808) 544-0685
investor@centralpacificbank.com
ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC BANK ANNOUNCES AGREEMENT ON BANK SECRECY ACT COMPLIANCE

HONOLULU, December 1, 2006– Central Pacific Financial Corp. (NYSE: CPF) today announced that its subsidiary, Central Pacific Bank (the “Bank”), has agreed to a cease and desist order (the “Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and Hawaii Division of Financial Institutions (the “DFI”) requiring the Bank to take additional steps to improve its program for detecting, monitoring and reporting large currency transactions and suspicious activity as mandated by the Bank Secrecy Act (“BSA”).  This Order is directed to the Bank’s BSA program and has no impact on customers or the financial integrity of the Bank.

BSA regulations were originally implemented as anti-money laundering measures and have been significantly tightened in the post-9/11 environment.  Today, they play an important role in the War on Terrorism by guarding against terrorist financing activities, and requiring banks to detect, monitor and report currency transactions of $10,000 or more and other suspicious activity.

The Order, which arose from an annual examination by the FDIC and DFI, requires the Bank to take certain specific steps to bring it into compliance in all material respects with the BSA.  For example, the Order requires the Bank to expand BSA staff and strengthen internal controls related to BSA.

“Central Pacific Bank has always taken Bank Secrecy Act regulations very seriously and is committed to full compliance,” said Clint Arnoldus, President and Chief Executive Officer of Central Pacific Bank.  “We expect to be able to fully comply with the Order by mid-year 2007 and will seek to have the Order rescinded soon thereafter.  Our BSA staff has made significant strides to improve our BSA program, and we are working with the FDIC and DFI to ensure our program is on par with evolving industry best practices and in full compliance with BSA regulations.  This Order will not affect our customers, for whom it will continue to be business as usual.”

In today’s heightened national security environment, the FDIC and DFI are closely scrutinizing BSA procedures and practices for reporting sizable currency transactions and suspicious activity.  When Central

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Pacific Bank merged with the former City Bank, doubling its size to more than $5 billion in assets, it sought to improve its BSA compliance program by reviewing best industry practices.  To date, the Bank has implemented multiple improvements that address the requirements of the Order, such as increasing oversight, supervision and staffing of BSA compliance; improving its practices and procedures to monitor and report transactions; and conducting training, as well as providing for auditing and independent testing of Bank practices to ensure adherence to tighter BSA standards.  Moreover, the Bank is currently installing state-of-the-art software that will monitor transactions as required by these BSA standards.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth-largest financial institution in Hawaii with more than $5.0 billion in assets. Central Pacific Bank, its primary subsidiary, operates 38 branches and more than 90 ATMs throughout Hawaii. For additional information, please visit our Web site at http://www.centralpacificbank.com.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Accordingly, readers are advised not to place undue reliance on any forward-looking statements herein that pertain to the timing of regulatory compliance and the meeting of all requirements of the cease-and-desist order, as the actual timing of such events may differ materially from any projections herein due to a variety of factors, to include, but not limited to: uncertainties associated with federal and state regulatory oversight processes; changes in legal and regulatory barriers, including issues related to compliance with anti-money laundering and Bank Secrecy Act laws; the impact of local, national, and international economies and events (including natural disasters) on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; and the price of the Company’s stock. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC File No. 001-31567).

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